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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 8, 2006, accompanying the financial statements and on internal control over financial reporting included in the Annual Report of AFC Enterprises, Inc. on Form 10-K for the year ended December 25, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of AFC Enterprises, Inc. on Forms S-8 (File No. 56444, effective March 2, 2001 and File No. 333-98867, effective August 28,
2002) and on Form S-3 (File No. 333-86914).

/s/ GRANT THORNTON LLP

Atlanta, Georgia
March 8, 2006